Exhibit 10.1
SEVENTH AMENDMENT TO
FINANCING AGREEMENT
THIS SEVENTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of this 27th day of May, 2010, is made by and among:
CROWN CRAFTS, INC., a Delaware corporation (“CCI”);
CHURCHILL WEAVERS, INC., a Kentucky corporation (“Weavers”);
HAMCO, INC., a Louisiana corporation (“Hamco”);
CROWN CRAFTS INFANT PRODUCTS, INC., a Delaware corporation (“CCIP”; together with CCI, Weavers and Hamco, the “Companies” and each a “Company”); and
THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation (“CIT”), to the Financing Agreement, dated July 11, 2006 (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”), among CIT and the Companies. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Financing Agreement.
RECITALS
A. Pursuant to the Financing Agreement, CIT has agreed to make loans and extend credit to the Companies in the amounts, upon the terms and subject to the conditions contained therein.
B. The Companies have requested CIT’s consent to (i) the acquisition by Hamco of certain intellectual property from The Procter & Gamble Company (“P&G”) related to the manufacture and sale of “Bibsters” brand disposable bibs and of certain assets, rights and properties of The Evercare Company (“Evercare”) related to its manufacture and sale of “Bibsters” brand disposable bibs under license from P&G and (ii) the execution of a Trademark License Agreement between CCI and P&G for the license of certain trademarks currently used in the packaging of “Bibsters” brand disposable bibs.
C. CIT has agreed to such request, subject to the terms and conditions contained in this Amendment, and to accomplish the foregoing, CIT and the Companies have agreed to enter into this Amendment.

STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Companies and CIT hereby agree as follows:
ARTICLE I
CONSENT
Subject to the terms and conditions contained in this Amendment, CIT consents to (a) the acquisition by Hamco from P&G of certain patents specific to disposable bibs and certain “Bibsters” trademarks, all in accordance with the terms and conditions of that certain Purchase Agreement For Bibsters Intellectual Property, dated on or about the date of this Amendment, between Hamco and P&G, (b) the acquisition by Hamco from Evercare of certain of Evercare’s assets, rights and properties related to its business of designing, marketing, selling and distributing non-woven disposable bibs, all in accordance with the terms and conditions of that certain Asset Purchase Agreement, dated on or about the date of this Amendment, between Hamco and Evercare and (c) CCI’s execution of a Trademark License Agreement, dated on or about the date of this Amendment, between CCI and P&G for the license of certain trademarks currently used in the packaging of “Bibsters” brand disposable bibs (the “P&G License Agreement”).
ARTICLE II
AMENDMENTS TO FINANCING AGREEMENT
The Financing Agreement is hereby amended as follows:
2.1 Section 1.1 of the Financing Agreement is amended by adding the following new defined terms in their proper alphabetical sequence:
“Bibsters Acquisitions shall mean the Bibsters Inventory Acquisition and the Bibsters IP Acquisition.
Bibsters Inventory Acquisition shall mean the purchase by Hamco from Evercare of certain of Evercare’s assets, rights and properties related to its business of designing, marketing, selling and distributing non-woven disposable bibs, all as more fully described in the Bibsters Inventory Purchase Agreement.
Bibsters Inventory Purchase Agreement shall mean that certain Asset Purchase Agreement, dated on or about the date of the Seventh Amendment to this Agreement, between Hamco, as purchaser, and Evercare, as seller, and all exhibits and schedules thereto.

Bibsters IP Acquisition shall mean the purchase by Hamco from P&G of certain patents specific to disposable bibs and certain “Bibsters” trademarks, all as more fully described in the Bibsters IP Purchase Agreement.
Bibsters IP Purchase Agreement shall mean that certain Purchase Agreement For Bibsters Intellectual Property, dated on or about the date of the Seventh Amendment to this Agreement, between Hamco, as purchaser, and P&G, as seller, and all exhibits and schedules thereto.
Bibsters Purchase Agreements shall mean the Bibsters Inventory Purchase Agreement and the Bibsters IP Purchase Agreement.
Evercare shall mean The Evercare Company, a Delaware corporation.
P&G shall mean The Procter & Gamble Company, an Ohio corporation.
Seventh Amendment Effective Date shall mean the date on which the Seventh Amendment to this Financing Agreement is executed and delivered by the Companies and the conditions precedent to the effectiveness of such amendment are satisfied or waived by CIT.”
2.2 New Sections 7.2(p) and 7.2(q) are added in proper sequence as follows:
“(p) Bibsters Acquisitions. Each of the Bibsters Purchase Agreements is in full force and effect as of the Seventh Amendment Effective Date and has not been amended or waived by any party thereto in any material respect. All representations and warranties of the parties to each of the Bibsters Purchase Agreements are, to the best of Hamco’s knowledge, true and correct in all material respects as of the Seventh Amendment Effective Date with the same effect as though made on such date. All requisite approvals by governmental authorities and regulatory bodies having jurisdiction over Hamco in connection with each of the Bibsters Acquisitions contemplated by the Bibsters Purchase Agreements have been duly obtained and no such approvals impose any conditions to the consummation of the transactions contemplated by each of the Bibsters Purchase Agreements or to the conduct of the business of Hamco in the same manner as heretofore conducted. Hamco has not been notified that legal proceedings adverse to the transaction contemplated by either of the Bibsters Purchase Agreements are contemplated by any person, including any governmental body or agency.
(q) Movement of Bibsters Inventory. Within thirty (30) days after the Seventh Amendment Effective Date, Hamco shall move all Inventory purchased from Evercare (other than Inventory previously sold in the ordinary course of business) to a location owned by a Company or a location of a Company for which an existing landlord or warehouseman waiver in favor of CIT is in effect.”

ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Companies hereby represent and warrant to CIT that:
3.1 Compliance With the Financing Agreement. As of the execution of this Amendment, each Company is in compliance with all of the terms and provisions set forth in the Financing Agreement and the other Loan Documents to be observed or performed by such Company.
3.2 Representations in Financing Agreement. The representations and warranties of each Company set forth in the Financing Agreement and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.
3.3 No Event of Default. No Default or Event of Default exists.
ARTICLE IV
CONDITIONS PRECEDENT
This Amendment shall become effective and be deemed effective as of the date hereof upon the satisfaction or waiver by the Lender of the following conditions precedent:
(a) Receipt by CIT of the following documents, each to be in form and content satisfactory to CIT and its counsel:
(i) this Amendment, duly executed by the Companies;
(ii) searches of the patent and trademark assignment records of the United States Patent and Trademark Office (the “USPTO”) with respect to the patents and trademarks to be purchased by Hamco from P&G that are registered with the USPTO, and tax lien, judgment lien and UCC searches on each of P&G and Evercare from all jurisdictions reasonably required by CIT, all such searches to verify that CIT will have a first priority security interest in the Collateral to be purchased from P&G and Evercare, subject only to Permitted Encumbrances and, in the case of Evercare, the security interest of Orix Financial Corp. that is to be released by Orix Financial Corp. on the assets of Evercare to be sold to Hamco pursuant to the Bibsters Inventory Acquisition on or prior to the Seventh Amendment Closing Date in a manner satisfactory to CIT;
(iii) resolutions of the Board of Directors of Hamco authorizing the execution, delivery and performance of each of the Bibsters Purchase Agreements, certified by the Secretary of Hamco as of the date thereof;

(iv) copies of each of the Bibsters Purchase Agreements, the other purchase documents related thereto and the P&G License Agreement, accompanied by the certificate of the chief financial officer of each of CCI and Hamco as to certain representations and warranties contained in the Bibsters Purchase Agreements and the P&G License Agreement and the consummation of each of the Bibsters Acquisitions;
(v) a collateral assignment of Hamco’s rights and remedies under each of the Bibsters Purchase Agreements, duly executed by Hamco and acknowledged and agreed to by each of P&G and Evercare, as applicable; and
(vi) such other documents, instruments and agreements as CIT shall reasonably request in connection with the foregoing matters.
(b) All approvals, licenses, consents and filings necessary to permit each of the Bibsters Acquisitions and the other transactions contemplated by this Amendment shall have been obtained and made;
(c) There shall not have occurred any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect, as reasonably determined by CIT;
(d) No Default or Event of Default shall have occurred and be continuing;
(e) Simultaneously with the execution of the Amendment, (i) each of the Bibsters Acquisitions shall be consummated in accordance with the terms of the applicable Bibsters Acquisition Agreements and other purchase documents that will be satisfactory to CIT and its counsel and (ii) CCI shall execute the P&G License Agreement; and
(f) CIT shall have satisfactorily completed its due diligence on each of the Bibsters Acquisitions, the P&G License Agreement and the Collateral to be purchased in connection with the Bibsters Acquisitions.
ARTICLE V
GENERAL
5.1 Loan Documents. The Financing Agreement and the other Loan Documents are amended to provide that any reference therein to the Financing Agreement shall mean, unless otherwise specifically provided, the Financing Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time.
5.2 Full Force and Effect. As expressly amended hereby, the Financing Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Financing Agreement and the other Loan Documents, “hereinafter,” “hereto,” “hereof,” or words of similar import, shall, unless the context otherwise requires, mean the Financing Agreement or the other Loan Documents, as the case may be, as amended by this Amendment.

5.3 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.
5.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.
5.5 Further Assurances. The Companies shall execute and deliver to CIT such documents, certificates and opinions as CIT may reasonably request to effect the amendments contemplated by this Amendment.
5.6 Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.
5.7 Expenses. The Companies shall reimburse CIT for CIT’s legal fees and expenses (whether in-house or outside) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents contemplated hereby.
5.8 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY AND CIT WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.
[signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective on the day and year first above written.

CCI: CROWN CRAFTS, INC.
By:	/s/ Olivia Elliott
Olivia Elliott
CFO

WEAVERS: CHURCHILL WEAVERS, INC.
By:	/s/ Olivia Elliott
Olivia Elliott
CFO

HAMCO: HAMCO, INC.
By:	/s/ Olivia Elliott
Olivia Elliott
CFO

CCIP: CROWN CRAFTS INFANT PRODUCTS, INC.
By:	/s/ Olivia Elliott
Olivia Elliott
CFO

[signatures continue on the following page]

CIT: THE CIT GROUP/COMMERCIAL SERVICES, INC.
By:	/s/ Vernon Wells
Vernon Wells
Vice President